EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces Third Quarter 2017 Financial Results

MIDVALE, Utah, Nov. 16, 2017 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the “Company”) (Nasdaq:SPWH) today announced financial results for the thirteen and thirty-nine weeks ended October 28, 2017.

For the thirteen weeks ended October 28, 2017:

  Net sales increased by 0.4% to $218.1 million from $217.2 million in the third quarter of fiscal year 2016. Same store sales decreased by 7.0% over the same period.

  Income from operations was $19.5 million compared to $20.5 million in the third quarter of fiscal year 2016.

  The Company opened three new stores in the third quarter of fiscal 2017 and ended the quarter with 86 stores in 22 states, or square footage growth of 10.8% from the end of the third quarter of fiscal year 2016.

  Interest expense increased to $3.5 million from $3.4 million in the third quarter of fiscal year 2016.

  Net income was $9.8 million compared to $10.5 million in the third quarter of fiscal year 2016.

  Diluted earnings per share were $0.23 compared to $0.25 in the third quarter of fiscal year 2016.

  Adjusted EBITDA was $25.1 million compared to $26.1 million in the third quarter of fiscal year 2016 (see "GAAP and Non-GAAP Measures").

John Schaefer, Chief Executive Officer, stated, “Our third quarter results were largely in line with our expectations and reflected continued softness in firearms and ammunition as well as a shift in the timing of a planned third quarter new store opening into the fourth quarter. We again navigated a difficult operating environment but were pleased to deliver gross margin expansion of 110 basis points, pay down debt for a quarter-ending leverage ratio of 2.78x, reduce inventory by 8.7% on a per store basis and make continued progress against our key strategic priorities as we focus on driving further market share gains.”

Mr. Schaefer added, “As we look to the remainder of the year, we are modifying our fourth quarter outlook. While the difficult firearm comparisons that we anniversaried through the first three quarters of fiscal year 2017 will be behind us, we expect a heightened promotional environment which we are reflecting in our sales and margin outlook. Our differentiating attributes of everyday low pricing, unparalleled breadth of product offering and knowledgeable customer service position us well as we continue to navigate these headwinds and remain focused on delivering sustainable long-term growth.”

For the thirty-nine weeks ended October 28, 2017:

  Net sales increased by 1.4% to $566.5 million from $558.6 million in the first three quarters of fiscal year 2016. Same store sales decreased by 7.6% over the same period.

  Income from operations was $30.0 million compared to $39.6 million in the first three quarters of fiscal year 2016. Adjusted income from operations, which excludes professional and other fees incurred in connection with the evaluation of a strategic acquisition, was $31.7 million, compared to adjusted income from operations of $39.7 million for the first three quarters of fiscal year 2016, which excludes secondary offering expenses (see “GAAP and Non-GAAP Measures).

  The Company opened eleven new stores in the first three quarters of fiscal year 2017.

  Interest expense was flat at $10.1 million in the first three quarters of fiscal year 2017 and 2016.

  Net income was $11.9 million compared to $19.1 million in the first three quarters of fiscal year 2016. Adjusted net income, which excludes professional and other fees incurred in connection with the evaluation of a strategic acquisition, was $12.9 million compared to an adjusted net income, which excludes secondary offering expenses and prior-year tax credits, of $18.7 million for the first three quarters of fiscal year 2016 (see “GAAP and Non-GAAP Measures”).

  Diluted earnings per share were $0.28 compared to $0.45 in the first three quarters of fiscal year 2016. Adjusted diluted earnings per share were $0.30 compared to $0.44 in the first three quarters of fiscal year 2016. (See “GAAP and Non-GAAP Measures”)

  Adjusted EBITDA was $49.8 million compared to $55.9 million in the first three quarters of fiscal year 2016 (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of October 28, 2017:

  Total debt: $214.0 million consisting of $78.5 million outstanding under the Company’s revolving credit facility and $135.5 million outstanding under the term loan, net of unamortized discount and debt issuance costs.
  Total liquidity (cash plus $46.5 million of availability on revolving credit facility): $48.7 million

Fourth Quarter and Fiscal Year 2017 Outlook:

For the fourth quarter of fiscal year 2017, net sales are expected to be in the range of $240.0 million to $245.0 million based on a same store sales decline in the range of 4.0% to 6.0% compared to the corresponding period of fiscal year 2016. Net income is expected to be in the range of $11.0 million to $12.4 million with diluted earnings per share of $0.26 to $0.29 on a weighted average of approximately 42.6 million estimated common shares outstanding.

For fiscal year 2017, net sales are expected to be in the range of $807.0 million to $812.0 million based on a same store sales decline in the range of 6.0% to 7.0% compared to fiscal year 2016. Adjusted net income is expected to be in the range of $23.9 million to $25.3 million with adjusted earnings per diluted share of $0.56 to $0.59 on a weighted average of approximately 42.6 million estimated common shares outstanding, when adjusted for the professional fees and other fees incurred in connection with the evaluation of a strategic acquisition in the first quarter of fiscal year 2017 (see “GAAP and Non-GAAP Measures”).

The Company's fiscal year 2017 will include 53 weeks, while fiscal year 2016 included 52 weeks. The estimated fiscal year 2017 impact of the additional week is roughly $9.0 to $11.0 million in revenue and approximately $0.01 on earnings per share. There is no impact on expected same store sales as those are presented on a 52 week comparative basis.

Conference Call Information:

A conference call to discuss third quarter 2017 financial results is scheduled for today, November 16, 2017, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted income from operations, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA. We defined adjusted income from operations and adjusted net income as income from operations and net income, respectively, in each case, plus professional and other fees incurred in connection with the evaluation of a strategic acquisition, secondary offering expenses, and prior year tax credits.  Adjusted diluted earnings per share is diluted earnings per share excluding the impact of professional and other fees incurred in connection with the evaluation of a strategic acquisition, secondary offering expenses and prior year tax credits. We define Adjusted EBITDA as net income plus interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, pre-opening expenses, secondary offering expenses, professional fees, and other gains, losses and expenses that we do not believe are indicative of our ongoing expenses. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this release include, but are not limited to, our outlook for the fourth quarter and full fiscal year 2017.  Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations,  risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 28, 2017 which was filed with the SEC on March 24, 2017 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

Investor Contact:
ICR, Inc.
Farah Soi/Rachel Schacter
(203) 682-8200
investors@sportsmanswarehouse.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended				For the Thirty Nine-Weeks Ended

	October 28, 2017	% of net sales	October 29, 2016	% of net sales	October 28, 2017	% of net sales	October 29, 2016	% of net sales

Net sales	$218,115	100.0%	$217,161	100.0%	$566,506	100.0%	$558,580	100.0%
Cost of goods sold	141,152	64.7%	142,896	65.8%	372,310	65.7%	369,658	66.2%
Gross profit	76,963	35.3%	74,265	34.2%	194,196	34.3%	188,922	33.8%

Operating expenses:
Selling, general and administrative expenses	57,443	26.3%	53,719	24.7%	164,207	29.0%	149,348	26.7%
Income from operations	19,520	9.0%	20,546	9.5%	29,989	5.3%	39,574	7.1%
Interest expense	(3,494)	(1.5%)	(3,402)	(1.5%)	(10,081)	(1.8%)	(10,132)	(1.8%)
Income before income tax expense	16,026	7.5%	17,144	8.0%	19,908	3.5%	29,442	5.3%
Income tax expense	(6,218)	(2.9%)	(6,630)	(3.1%)	(8,053)	(1.4%)	(10,313)	(1.8%)
Net income	$9,808	4.6%	$10,514	4.9%	$11,855	2.1%	$19,129	3.5%

Earnings per share
Basic	$0.23		$0.25		$0.28		$0.45
Diluted	$0.23		$0.25		$0.28		$0.45

Weighted average shares outstanding
Basic	42,576		42,245		42,464		42,165
Diluted	42,611		42,558		42,501		42,465

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	October 28, 2017	January 28, 2017
Current assets:
Cash and cash equivalents	$2,155	$1,911
Accounts receivable, net	404	411
Merchandise inventories	318,323	246,289
Prepaid expenses and other	4,005	7,313
Total current assets	324,887	255,924
Property and equipment, net	98,890	83,109
Deferred income taxes	4,485	5,097
Definite lived intangible assets, net	763	2,118
Total assets	$429,025	$346,248

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$69,453	$31,549
Accrued expenses	54,641	49,586
Income taxes payable	3,210	979
Revolving line of credit	78,454	60,972
Current portion of long-term debt, net of discount and debt issuance costs	935	983
Current portion of deferred rent	3,949	3,150
Total current liabilities	210,642	147,219

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	132,656	133,721
Deferred rent credit, net of current portion	42,793	35,307
Total long-term liabilities	175,449	169,028
Total liabilities	386,091	316,247

Stockholders’ equity:
Common stock	426	422
Additional paid-in capital	81,224	80,146
Accumulated deficit	(38,716)	(50,567)
Total stockholders’ equity	42,934	30,001
Total liabilites and stockholders' equity	$429,025	$346,248

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	October 28, 2017	October 29, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$11,855	$19,129
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Depreciation and amortization	11,551	8,808
(Gain) on asset disposition	(14)	-
Amortization of discount on debt and deferred financing fees	534	932
Amortization of Intangible	1,355	1,354
Change in deferred rent	8,284	5,015
Deferred taxes	612	362
Excess tax benefits from stock-based compensation arrangements	-	(449)
Stock based compensation	1,437	2,463
Change in assets and liabilities:
Accounts receivable, net	7	-
Merchandise inventory	(72,037)	(86,250)
Prepaid expenses and other	3,202	4,492
Accounts payable	40,638	24,709
Accrued expenses	(2,078)	4,346
Income taxes	2,231	(54)
Net cash (used in) provided by operating activities	7,577	(15,143)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(39,220)	(30,757)
Proceeds from sale of property and equipment	14	-
Proceeds from sale-leaseback transactions	6,130	2,741
Net cash used in investing activities	(33,076)	(28,016)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on line of credit	17,482	60,050
Increase in book overdraft	10,157	5,535
Payments of deferred financing fees	(341)	-
Payment of withholdings on restricted stock units	(638)	(1,228)
Principal payments on long-term debt	(1,200)	(20,874)
Issuance of common stock per employee stock purchase plan	283	258
Net cash provided by financing activities	25,743	43,741

Net change in cash and cash equivalents	244	582
Cash and cash equivalents at beginning of year	1,911	2,109
Cash and cash equivalents at end of period	$2,155	$2,691

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended		For the Thirty Nine-Weeks Ended

	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Income from operations	$19,520	$20,546	$29,989	$39,574
Secondary offering expenses (1)	-	-	-	143
Professional fees (2)	-	-	1,744	-
Adjusted income from operations	$19,520	$20,546	$31,733	$39,717

Reconciliation of GAAP net income and GAAP diluted weighted average shares outstanding to adjusted net income and adjusted weighted average shares outstanding:

Numerator:
Net income	$9,808	$10,514	$11,855	$19,129
Secondary offering expenses (1)	-	-	-	143
Prior year tax credits (3)	-	-	-	(602)
Professional fees (2)	-	-	1,744	-
Less tax benefit related to professional fees	-	-	(677)	-
Adjusted net income	$9,808	$10,514	$12,922	$18,670

Denominator:
Diluted weighted average shares outstanding	42,611	42,558	42,501	42,465

Reconciliation of earnings per share:
Dilutive earnings per share	$0.23	$0.25	$0.28	$0.45
Impact of adjustments to numerator and denominator	-	-	0.02	(0.01)
Adjusted diluted earnings per share	$0.23	$0.25	$0.30	$0.44

Reconciliation of net income to adjusted EBITDA:
Net income	$9,808	$10,514	$11,855	$19,129
Interest expense	3,494	3,402	10,081	10,132
Income tax expense	6,218	6,630	8,053	10,313
Depreciation and amortization	4,572	3,696	12,906	10,162
Stock-based compensation expense (4)	388	906	1,437	2,463
Pre-opening expenses (5)	667	985	3,691	3,509
Secondary offering expenses (1)	-	-	-	143
Professional Fees (2)	-	-	1,744	-
Adjusted EBITDA	$25,147	$26,133	$49,767	$55,851

(1) Expenses paid by us in connection with a secondary offering of our common stock by affiliates of Seidler Equity Partners III, L.P.
(2) Professional and other fees incurred in connection with the evaluation of a strategic acquisition.
(3) Tax credits recognized in the year that were not previously taken in prior years.
(4) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance
Incentive Plan and Employee Stock Purchase Plan.
(5) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of fourth quarter and 2017 full year guidance:

	Estimated Q4 '17		Estimated FY '17

	Low	High	Low	High

Numerator:
Net income	$11,000	$12,400	$22,850	$24,250
Professional Fees (1)	-	-	1,067	1,067
Adjusted net income	$11,000	$12,400	$23,917	$25,317

Denominator:
Diluted weighted average shares outstanding	42,600	42,600	42,600	42,600

Reconciliation of earnings per share:
Diluted earnings per share	$0.26	$0.29	$0.54	$0.57
Impact of adjustments to numerator and denominator	-	-	0.03	0.03
Adjusted diluted earnings per share	$0.26	$0.29	$0.56	$0.59

(1) Professional and other fees incurred in connection with the evaluation of a strategic acquisition.